UNITED STATES
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SCHEDULE 14A
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Financial Engines, Inc.
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[Financial Engines Employee FAQs made available on April 30, 2018]

FAQs
A note from Larry –

I’m happy to share this exciting news about Financial Engines’ next chapter. Below is a list of questions that we expect our employees may have following this change.  There are some questions that we don’t have answers for yet.  We’re committed to transparency and regular updates throughout this process, including establishing an ongoing newsletter to address open questions and share progress with all employees.

What’s not changing is our mission and our strategy.  The most important thing we all can do is operate business as usual and serve our clients in the way they deserve.

The announcement

Q:  What are we announcing?

A:  Financial Engines is excited to enter into an agreement to be acquired by Hellman & Friedman (H&F) and combine forces with Edelman Financial Services, a H&F portfolio company – H&F is a highly-respected and leading private equity investment firm established in 1984 with an outstanding track record for taking companies into their next phase of growth.  Edelman Financial Services is a national, independent RIA operating as a fiduciary that shares our passion for acting in the best interest of clients.  They manage more than $21.7 billion in assets for more than 35,000 families across the country.

Q:  Who is Hellman & Friedman?

A:  Founded in 1984, Hellman & Friedman (H&F) is one of the oldest and most experienced private equity investment firms operating today. They’re known for their distinctive investment philosophy and focused approach targeting large-scale equity investments in companies in select sectors. H&F has offices in San Francisco, New York and London.  Notable current and past investments include Edelman Financial, LPL Financial, Franklin Templeton and NASDAQ.

Q:  Who is Edelman Financial Services?

A:  Founded by Ric Edelman over 30 years ago, Edelman Financial Services is a national, independent RIA which operates as a fiduciary. Using a goal-based approach to financial planning, they manage more than $21.7 billion in assets for more than 35,000 families across the country.

Q:  What does Hellman & Friedman like about Financial Engines?

A:  Hellman & Friedman has followed our success over the years and has admired our strong culture, our mission, and the outstanding business we have built that combines scalable technology and institutional-quality methodology with a network of top advisors. They have taken note of our impressive installed base that includes over 1 million clients plus our connections to the leading plan providers, over 700 plan sponsors, and access to nearly 10 million plan participants, which separates us from our competitors.

Q:  What are the implications of our partnership with Edelman?

A:  We anticipate that merging with Edelman will advance our strategy of becoming the primary advisor for everyday Americans.  In Edelman we have a partner with a common mission and a shared strategy.  Through this partnership we’re enhancing our retail and financial planning expertise as well as increasing our footprint across the country.  This is an exciting partnership that will allow us to provide more help to more people.

Q:  Are we changing our mission or our strategy?

A:  Our mission and our strategy are not changing.  We are continuing our path to become the primary advisor for everyday Americans.  Our announcement and the investment by Hellman & Friedman provides further validation that our mission and long-term strategy are the right one for our company and our clients.

Q:  What is the timing of the transition?

A:  The closing of the transaction is subject to the receipt of stockholder and regulatory approval – we expect the closing will happen sometime in Q3 2018.

Impact on our clients & partners

Q:  What are the benefits for our clients?

A:  We believe that this transaction will advance our strategy of becoming the primary advisor for everyday Americans.  That means further investment to improve our experience, brand, and services.

Q:  How will this change our investment methodology?

A:  We don’t expect any significant changes to our investment methodology.

Q:  Will we continue to support the workplace 401(k) business?

A:  The workplace 401(k) business remains an important part of Financial Engines’ business and we remain committed to our clients in the workplace.  Our leadership in the DC space is one of the primary reasons why H&F believes in our long-term strategy & growth.

Q:  What do we expect sponsor reaction to be?

A:  Our sponsors have chosen Financial Engines because they believe in our mission & vision.  We believe most sponsors will be excited about this opportunity to accelerate our pace of innovation and growth.

Q:  Will we continue to offer Personal Advisor?

A:  Yes, Personal Advisor is key to our strategy and remains an important service for our sponsors and our clients.

Q:  What will happen to our product roadmap?

A:  Our strategy is not changing, and our product roadmap is an important part of achieving our strategy.  We will proceed as planned with our product roadmap.

Q:  Will this change our relationship with Recordkeepers?

A:  At this time, we do not expect any changes in our relationships with our recordkeepers and custodians. As we always have in the normal course of business, we will continue to work with recordkeeper partners to evolve our relationships in ways that help everyone provide the best service possible to our clients.

Q:  We use Schwab as our primary custodian.  Will that change?

A:  We value our relationship with Schwab. As always, we will continue to look at all areas of our business to ensure we are doing the best we can for our clients.  Evaluating our custodial relationships will be part of the integration process.  As we get additional details we will share.

Q:  Are we still a Tech company?

A:  We are a FinTech company.  Technology and our Silicon Valley roots have always been, and remain, an integral part of who we are.  Going forward it will be more important than ever to meet our clients where they are - including providing innovative online products, state of the art technology for our advisors, and new, improved ways to scale our business.

Organizational changes & impact

Q:  Will Larry continue to be the CEO?

A:  Yes, Larry will be President & CEO, as well as a member of the board of the combined company.

Q:  Will there be changes on the Executive Team?

A:  We will need to determine the best structure for the new business. We expect to have more clarity in the weeks and months ahead as we begin the planning process with our partners.  This will include identifying where we will need to expand and grow as well as evaluating functions where there is overlap.  We are committed to sharing more information as soon as we have more clarity in this area.

Q:  Are we going to be closing any advisor centers?

A:  We do not currently have plans to close any advisor centers. In our normal course of business, we’re always monitoring and evaluating existing and potential markets – that will continue.

Q:  Will we continue to hire to fill currently open positions?

A:  Yes.  However, we are always evaluating open requisitions and hiring pace based on evolving internal needs and external factors, like market.  We expect to continue this practice.

Q:  Are we still hiring a Head of Technology?

A:  Yes, that is still the plan. We are in the process of interviewing several candidates right now.

Q:  Will there be changes in our org structure or reductions in force?

A:  We expect to have more clarity in the weeks and months ahead as we begin the planning process with our partners.  As part of this, we will need to determine the best structure for the new business.  This will include identifying where we will need to expand and grow as well as evaluating functions where there is overlap.  We are committed to sharing more information as soon as we have more clarity in this area.

Q:  What will be timing for key decisions?

A:  We expect that most transition items will be decided ahead of closing.

Q:  Are we still going to be called Financial Engines, will we change our brand?

A:  We will still be called Financial Engines, and we do not expect to change our brand in the near-term.  As always, we will be monitoring the effectiveness of our brand, and evolving our brand to serve our business needs.

Q:  What should I expect to see externally after this announcement?

A:  Starting today and continuing over the coming weeks, we’re communicating our exciting news to our key partners including clients, plan providers, plan sponsors, the investor community and media.

Key dates are still “to be determined” but we expect the transaction to close in Q3 2018.  Upon the completion of the closing, Financial Engines will be delisted from the NASDAQ exchange and operate as a private company.

Changes for employees

This is a summary and in the event of a conflict between this summary and the terms of the merger agreement or the applicable plan or agreement, the merger agreement or the applicable plan or agreement will govern.

Q:  What changes should I expect between now and the closing of the proposed transaction?

A:  Between now and the closing, it is business as usual.  Financial Engines will continue to operate as it usually does, and we will begin planning activities in anticipation of the closing.

Q:  What changes should I expect after the closing of the transaction?

A:  After the closing, we’ve made some agreements to help minimize changes for you.  These include the following:

Your aggregate benefits (including health & welfare, 401(k) and PTO benefits) will be substantially the same for at least one year following the closing.

The 2018 CIP plan remains in effect, as do our advisor, CSM, and sales incentive plans.  These will continue to be paid on the usual schedule against metrics previously communicated at the beginning of 2018.

We’ve obtained a commitment that each continuing employee’s base pay and short-term cash incentive opportunity will not be reduced for one year after closing.  As always, compensation will remain subject to potential increases based on merit reviews in the ordinary course.

We will share more information on compensation matters in the coming weeks, and are committed to regular communication and transparency.

Q:  What happens to my stock options?

A:  At closing all of your options held today (whether vested or unvested) will be cancelled in exchange for a cash payment equal to the transaction price of $45 per share less the strike price, in respect of each share subject to the options (i.e., if you have options at a strike price of $35 you will receive $10 per share subject to your options).  If the per share strike price of any of your options is equal to or greater than the transaction price, then those options will be cancelled and no payment will be made in respect of those options.

Any equity awards granted in the future and before closing will convert into an opportunity to receive cash that will continue to vest post-closing in accordance with their terms.

Q:  What happens to my RSUs?

A:  At closing, all vested or unvested RSUs you hold today will be cancelled in exchange for a cash payment equal to $45 per share, less applicable tax withholding.

Any equity awards granted in the future and before closing will convert into an opportunity to receive cash that will continue to vest post-closing in accordance with their terms.

Q:  What happens to my shares of Financial Engines common stock?

A:  At closing, all shares of Financial Engines common stock that you hold, including any shares received from previously vested RSUs or previously exercised options, will be cancelled in exchange for a cash payment equal to $45 per share.

Q:  What are the tax implications of stock compensation accelerating and being cashed out?

A:  Generally speaking, the payments you receive for your RSUs and stock options will be taxed the same way that shares delivered upon settlement of your RSUs and exercise of your options have been taxed in the past.  You should consult your personal tax advisor for advice on your specific tax circumstances.

Q:  What if I don’t want to wait, can I sell my shares or exercise my options in the next open window?

A:  Until the closing, you can exercise any vested options (and sell the shares received upon exercise) and sell any shares you hold (including shares received from previously vested RSUs) in an open window as long as the typical criteria to make a trade is met (including pre-clearance if you’re required to obtain it under the company’s policy).  However, the value you receive for the shares you sell will be based on the market price at the time of sale.  Any shares sold prior to the closing will no longer be owned by you and you will not be entitled to receive the $45 per transaction price for such shares at the closing.

Q:  If I leave voluntarily prior to the closing, what happens to my stock options & RSUs?

A:  If you leave voluntarily prior to the closing, your stock options and RSUs will cease vesting and will be forfeited as of your last day of employment. You will not be eligible for any acceleration of unvested stock options or RSUs.

Q:  If I get laid off, will I receive severance?

A:  Our values remain the same – including treating our employees with respect.  In the event of any reduction in force as a result of this transaction, we expect to offer severance consistent with past practices.

Q:  Will there be an opportunity for an LTIP, deferred compensation or ownership to participate in the company’s growth after the transaction?

A:  We expect to have more clarity on the compensation structure in the new business model in the weeks and months ahead as we begin the planning process with our partners.  We are committed to sharing more information as it becomes available.

Edelman

Q:  What will Ric Edelman’s role be in the new company?

A:  Ric Edelman will be a board member and Chairman of Financial and Investor Education.

Q:  Where are Edelman’s primary locations?

A:  Edelman Financial Services is headquartered in Fairfax, VA and they have over 40 advisor locations around the United States.

Q:  What will happen in markets where there are both an Edelman and an FE location?

A:  It’s too early to say with certainty.  This will be one of the areas we explore in the integration process.  We expect to have more clarity in the months ahead as we make progress toward closing.

Q:  What will be the future of the radio show?

A:  This will be a topic of discussion in the planning and integration process.  We expect to have more clarity prior to closing.

Q:  Can I go visit the local EFS employees in my market?

A:  During the transition, we ask that you do not visit any EFS locations in your market.  After the closing, there will certainly be opportunities for employees from both organizations to meet.

General/Other

Q:  What should I do if I'm contacted by the media or another external party?

A:  If you’re contacted by a member of the media you must refer them to Amy Conley – aconley@financialengines.com.

Q. This is a lot of information to digest all at once.  I am feeling both a professional and emotional impact because of all these changes.  Is there a way to ask more questions at a later date?

A:  Of course.  We appreciate that this is a lot of news for people to digest and we understand these changes might impact you directly.  You should feel free to ask your manager, HRBP, or EVP any questions you might have about this change.

We will be establishing an ongoing communication dedicated to providing updates on progress & questions, as well as more information about our new partnership.

Additional Information and Where to Find It

This communication relates to the proposed merger involving Financial Engines, Inc. (“Financial Engines” or the “Company”).  In connection with the proposed merger, Financial Engines will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Financial Engines may file with the SEC or send to its stockholders in connection with the proposed merger.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF FINANCIAL ENGINES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, www.FinancialEngines.com.  In addition, the documents (when available) may be obtained free of charge by directing a request to Amy Conley by email at ir@FinancialEngines.com or by calling (408) 498-6040.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Financial Engines common stock in respect of the proposed merger.  Information about the directors and executive officers of Financial Engines is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 6, 2018, and in other documents filed by Financial Engines with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.”  These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “allow,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.  These risks, uncertainties and other factors include, but are not limited to, risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Financial Engines stockholder approval of the merger or the failure to satisfy any of the other conditions to the completion of the merger; the effect of the announcement of the merger on the ability of Financial Engines to retain and hire key personnel and maintain relationships with its clients, providers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the merger; the ability to meet expectations regarding the timing and completion of the merger; and other factors described in the Company’s Form 10-K for the year ended December 31, 2017, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this communication.  Unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to report the occurrence of unanticipated events.

[Email from Larry Raffone to Financial Engines Employees sent on April 30, 2018]

Team–
I’m excited to share big news that will accelerate our progress to becoming the primary advisor for millions of Americans.
A few moments ago, we announced that Financial Engines has entered into an agreement to be acquired by Hellman & Friedman, a leading private equity firm renowned for leading companies to their next phase of growth.  As part of this agreement, we will join forces with Edelman Financial Services.  Edelman is a national, independent RIA.  Acting as a fiduciary, Edelman shares our dedication to putting clients’ best interest first.

This is new territory for us, and I can imagine you have a lot of questions.  In a few minutes, you’ll receive an invitation for local office AMA sessions this morning, and an All Hands with your department today. Tuesday, we’ll have a company All Hands where I look forward to talking more about our exciting new chapter and answering your questions.  In the meantime, you can view our press release and FAQs by visiting the announcement SharePoint site.

This announcement will likely lead to increased media interest in our business.  Please refer any external or media inquiries you may receive to Amy Conley at aconley@financialengines.com.

On behalf of myself, the Executive Team, and our Board – thank you all for your continued commitment to Financial Engines and our clients.  I look forward to speaking with you soon.

Larry

Additional Information and Where to Find It

This communication relates to the proposed merger involving Financial Engines, Inc. (“Financial Engines” or the “Company”).  In connection with the proposed merger, Financial Engines will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Financial Engines may file with the SEC or send to its stockholders in connection with the proposed merger.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF FINANCIAL ENGINES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, www.FinancialEngines.com.  In addition, the documents (when available) may be obtained free of charge by directing a request to Amy Conley by email at ir@FinancialEngines.com or by calling (408) 498-6040.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Financial Engines common stock in respect of the proposed merger.  Information about the directors and executive officers of Financial Engines is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 6, 2018, and in other documents filed by Financial Engines with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.”  These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “allow,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.  These risks, uncertainties and other factors include, but are not limited to, risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Financial Engines stockholder approval of the merger or the failure to satisfy any of the other conditions to the completion of the merger; the effect of the announcement of the merger on the ability of Financial Engines to retain and hire key personnel and maintain relationships with its clients, providers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the merger; the ability to meet expectations regarding the timing and completion of the merger; and other factors described in the Company’s Form 10-K for the year ended December 31, 2017, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this communication.  Unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to report the occurrence of unanticipated events.